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                                TRUST AGREEMENT
                                  [NW 1990 A]


            This TRUST AGREEMENT [NW 1990 A] dated as of August 23, 1990 between [_______________________], a [________] corporation (the "Original Owner
Participant"), and The First National Bank of Boston, a national banking association (in its individual capacity, "The First National Bank of Boston") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "Owner Trustee");

                              W I T N E S S E T H:


                                   ARTICLE I


                             DEFINITIONS AND TERMS

            SECTION 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

            "Excluded Payments" has the meaning ascribed to such term in the Trust Indenture.

            "Indenture Event of Default" has the meaning which the term "Event of Default" has in the Trust Indenture.

            "Lease" means that certain Lease Agreement [NW 1990 A], to be dated as of the date hereof, and to be entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of this Trust Agreement as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

            "Lease Event of Default" has the meaning which the term "Event of Default" has in the Lease.

            "Lessee" means Northwest Airlines, Inc., a Minnesota corporation, and its permitted successors and assigns.


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            "Majority in Interest of Owner Participants" at any time means the
Owner Participant or Owner Participants which then hold more than 50% of the Ownership Interests of all Owner Participants, except that if there shall then be an Owner Participant that holds more than 50% but less than 100% of the Ownership Interests of all Owner Participants, "Majority in Interest of Owner Participants" shall mean such Owner Participant and one other Owner Participant.

            "Owner Participant" means the Original Owner Participant and each Subsequent Owner Participant to the extent that the same shall, at the relevant time, have an Ownership Interest.

            "Ownership Interest" means, in the case of each Owner Participant, the percentage of its undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be: (i) in the case of the Original Owner Participant (A) so long as it shall be the sole Owner Participant, 100% and (B) if it shall no longer be the sole Owner Participant, the percentage of such undivided interest in the Trust Estate which it shall not have transferred to any Subsequent Owner Participant; and (ii) in the case of any Subsequent Owner Participant, the percentage of such undivided interest in the Trust Estate specified in the agreement pursuant to which such Subsequent Owner Participant becomes an Owner Participant as provided in the definition of "Subsequent Owner Participant" which it shall not have transferred to any Subsequent Owner Participant.

            "Participation Agreement" has the meaning ascribed to such term in the Lease.

            "Replacement Airframe" has the meaning ascribed to such term in the Trust Indenture.

            "Replacement Engine" has the meaning ascribed to such term in the Trust Indenture.

            "Subsequent Owner Participant" means any corporation to which the Original Owner Participant or any transferee from the Original Owner Participant or any subsequent Owner Participant shall have transferred at any time after the Delivery Date all or any part of the undivided right, title and interest originally held by the Original Owner Participant in this Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section
8.01 of this Trust Agreement and Section 8 of the Participation Agreement, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to the Owner Trustee in its individual capacity, among such transferee, its transferor and the Owner Trustee, which shall (A) specify the percentage of the Ownership Interest of such transferee so transferred to it and (B) provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and an Owner Participant for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement to the extent of such transferee's Ownership Interest; and (ii) so long as the Lease shall be in effect or the Secured Certificates remain unpaid, such transferee and its

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transferor shall have complied with all of the terms of Section 8(n) of the
Participation Agreement.

            "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Purchase Agreement Assignment, the Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee, for its own account or in its individual capacity, the Owner Participants, American Telephone and Telegraph Company, the Loan Participants or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participants, to the Indenture Trustee, to the Owner Trustee, in its individual capacity, or to the Loan Participants or any other holder of a Secured Certificate, or to any of their respective directors, officers, employees, servants and agents, pursuant to
Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payments.

            "Trust Indenture Estate" has the meaning ascribed to such term in the Trust Indenture.

            "Trust Office" shall mean the principal corporate trust office of the Owner Trustee at 150 Royall Street, Canton, Massachusetts 02021, Attention:
Manager - Corporate Trust, or the principal corporate trust office of any successor Owner Trustee.

            "Trust Supplement" means a supplement to the Trust Indenture and to this Trust Agreement in substantially the form of Exhibit A to the Trust Indenture which shall particularly describe the Aircraft, and any Replacement Airframe and Replacement Engine included in the property of the Owner Trustee covered by this Trust Agreement.

                                   ARTICLE II


               AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;

                              DECLARATION OF TRUST

            SECTION 2.01. Authority to Execute Documents. The Original Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver the Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof in which delivered from time to time by the Owner Participants to the Owner Trustee for execution and delivery and, subject to the terms hereof, to perform its duties and, upon instructions from a Majority in Interest of Owner Participants, exercise its rights under said Operative Documents in accordance with the terms thereof.

            SECTION 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the

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Owner Participants, subject, however, to the provisions of and the Lien created by the Trust Indenture and to the provisions of the Lease.

                                  ARTICLE III


                      ACCEPTANCE AND DELIVERY OF AIRCRAFT;
                        ISSUANCE OF SECURED CERTIFICATES

            SECTION 3.01. Acceptance of Aircraft. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

           (a) purchase the Aircraft pursuant to the Participation Agreement and the Bill of Sale;

           (b) accept from Lessee the delivery of the Bill of Sale and the FAA Bill of Sale;

           (c) cause the Aircraft to be leased to Lessee under the Lease, and in furtherance thereof execute and deliver a Lease Supplement covering the Aircraft;

           (d)  execute and deliver the Trust Supplement covering the Aircraft;

           (e) issue to the Loan Participants Secured Certificates in the amounts and otherwise as provided in Section 1(a) of the Participation Agreement;

           (f)  execute and deliver the financing statements referred to in
      Section 4(a)(vi) of the Participation Agreement, together with all other agreements, documents and instruments referred to in Section 4 of the Participation Agreement to which the Owner Trustee is a party; and

           (g) effect the registration of the Aircraft in the name of the Owner Trustee by filing or causing to be filed with the FAA: (i) the FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including without limitation an affidavit from the Owner Trustee in compliance with the provisions of 14 C.F.R. Section 47.7(c)(2)(ii) (1979)); and (iii) the Trust Agreement.

     SECTION 3.02. Conditions Precedent. The right and obligation of the Owner Trustee to take the action required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent:

           (a) the Original Owner Participant shall have made the full amount of its Commitment set forth in Schedule I of the Participation Agreement available to the

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      Owner Trustee, in immediately available funds, in accordance with Section
      1 of the Participation Agreement; and

           (b) the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to the Aircraft, shall have been complied with in a manner satisfactory to the Original Owner Participant and the Owner Trustee.

     SECTION 3.03. Authorization in Respect of a Termination of the Lease and Assumption of the Secured Certificates. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, take the actions specified to be taken by the Owner Trustee in Section 8(x) of the Participation Agreement upon Lessee's purchasing the Aircraft pursuant to Section 9(b) or Section 19(d) of the Lease and upon Lessee's assuming the indebtedness evidenced by the Secured Certificates in accordance with the provisions of such Section 8(x).

     SECTION 3.04. Authorization in Respect of a Replacement Airframe or Replacement Engines. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, in the event of a Replacement Airframe and Replacement Engines, if any, being substituted pursuant to Section 10(a) of the Lease, or a Replacement Engine being substituted pursuant to Section 10(b) of the Lease, subject to due compliance with the terms of Section 10(a) or 10(b) of the Lease, as the case may be:

           (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of Lessee) to accept delivery of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engines;

           (b) accept from Lessee or other vendor of the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine a bill of sale or bills of sale (if tendered), and the invoice, if any, with respect to the Replacement Airframe and Replacement Engines, if any, or the Replacement Engine being furnished pursuant to Section 10(a) or (b) of the Lease;

           (c) in the case of a Replacement Airframe, make application to the Federal Aviation Administration for the registration in the name of the Owner Trustee of the Aircraft of which such Replacement Airframe is a part;

           (d) execute and deliver a Lease Supplement and a Trust Supplement covering (i) the Aircraft of which such Replacement Airframe is part or
      (ii) such Replacement Engine, as the case may be;

           (e) transfer its interest in (without recourse except as to obligations in respect of Lessor's Liens, including for this purpose Liens that would be Lessor's Liens but for the proviso to the definition of Lessor's Liens) to the Airframe and Engines (if any) or the Engine being replaced to Lessee;


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           (f)  request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Airframe and Engines or engines (if any) or the Engine or engine being replaced from the lien created under the Trust Indenture and release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such replaced Airframe and Engines, if any, or Engine) from the assignment and pledge under the Trust Indenture; and

           (g) upon instructions from a Majority in Interest of Owner Participants, take such further action as may be contemplated by clauses
      (A) and (B) of the third paragraph of Section 10(a) of the Lease or clauses (ii) and (iii) of Section 10(b) of the Lease, as the case may be.

     SECTION 3.05. Trust Agreement Remaining in Full Force and Effect. In the event of the substitution of a Replacement Airframe for the Airframe or the substitution of a Replacement Engine for any Engine or engine, all provisions of this Trust Agreement relating to such replaced Airframe or Engine or engine shall be applicable to such Replacement Airframe or Replacement Engine with the same force and effect as if such Replacement Airframe or Replacement Engine were the same airframe or engine as the Airframe or Engine being replaced but for the Event of Loss with respect to such Airframe or Engine.

     SECTION 3.06. Authorization in Respect of a Return of an Engine. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, in the event of an engine being transferred to the Owner Trustee pursuant to Section 5(b) of the Lease, subject to due compliance with the terms of such
Section 5(b):

           (a) accept from Lessee the bill of sale with respect to such engine contemplated by such Section 5(b) (if tendered);

           (b) transfer its interest in (without recourse except as to obligations in respect of Lessor's Liens, including for this purpose Liens that would be Lessor's Liens but for the proviso to the definition of Lessor's Liens) and to an Engine to Lessee as contemplated by such
      Section 5(b); and

           (c) request in writing that the Indenture Trustee execute and deliver to Lessee appropriate instruments to release the Engine being transferred to Lessee pursuant to such Section 5(b) from the lien of the Trust Indenture and to release the Purchase Agreement and the Purchase Agreement Assignment (solely with respect to such Engine) from the assignment and pledge under the Trust Indenture.


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                                   ARTICLE IV


                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

            SECTION 4.01. Distribution of Payments. (a) Payments to Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to
Section 10.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Trust Indenture.

            (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid ratably to each Owner Participant in proportion to such Owner Participant's Ownership Interest.

            (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participants pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to each Owner Participant in proportion to such Owner Participant's Ownership Interest and in accordance with the provisions of
Article III of the Trust Indenture.

            (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

            SECTION 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to each Owner Participant pursuant to this Article IV by transferring by wire transfer the amount to be distributed to such account or accounts of such Owner Participant as such Owner Participant may designate from time to time in writing to the Owner Trustee. Notwithstanding the foregoing, the Owner Trustee will,

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if so requested by such Owner Participant in writing, pay any or all amounts payable to such Owner Participant pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by such Owner Participant with the Owner Trustee in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of the Owner Trustee, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to such Owner Participant at such address as such Owner Participant shall have designated in writing to the Owner Trustee.

                                   ARTICLE V


                          DUTIES OF THE OWNER TRUSTEE

            SECTION 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of a Lease Event of Default or Indenture Event of Default (or an event which with the passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default) the Owner Trustee shall give to each Owner Participant prompt telephonic or telex notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid, provided that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (c) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by the Owner Trustee which with the passage of time would constitute an Indenture Event of Default referred to in paragraph (d) of Section 4.02 of the Trust Indenture, such notice shall in no event be furnished later than ten days after the Owner Trustee shall first have knowledge of such event. Subject to the terms of
Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by a Majority in Interest of Owner Participants. If the Owner Trustee shall not have received instructions as above provided within 20 days after the mailing of such notice to the Owner Participants, the Owner Trustee until instructed otherwise in accordance with the preceding sentence may, but shall be under no duty to, take or refrain from taking such action with respect to such Lease Event of Default, Indenture Event of Default or other event, not inconsistent with the provisions of the Trust Indenture, as it shall deem advisable in the best interests of the Owner Participants. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by a responsible officer or responsible employee of the Corporate Trust Division of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee, one or more of the Owner Participants or Lessee.

            SECTION 5.02. Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Owner Participants, the Owner Trustee will take such of the following

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actions, not inconsistent with the provisions of the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate as shall be specified in such instructions (including entering into agreements referred to in clause (i) of the definition of "Subsequent
Owner Participant"); (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of a Majority in Interest of Owner Participants, the Owner Trustee shall not approve any such matter as satisfactory to it (it being understood that the provisions of Sections 3.03, 3.04 and 3.06 hereof do not constitute instructions by the Owner Participant for the Owner Trustee to approve of or consent to the matters to be approved of or consented to by the Owner Trustee in the sections of the Lease referred to in Sections 3.03, 3.04 or 3.06 hereof); and (iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, deliver the Aircraft to the Owner
Participants in accordance with such instructions, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or net lease the Aircraft on such terms and to such lessee or lessees as shall be designated in such instructions.

            SECTION 5.03. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Owner Participants, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if a Majority in Interest of Owner Participants shall have directed the Owner Trustee to take any such action or refrain from taking any action, each Owner Participant agrees to furnish such indemnity as shall be required (severally and ratably according to their respective Ownership Interests) and, in addition, to the extent not otherwise paid pursuant to the provisions of the Lease or of the Participation Agreement, to pay (severally and ratably according to their respective Ownership Interests) the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

            SECTION 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the

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extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in written instructions from a Majority in Interest of Owner Participants received pursuant to the terms of
Section 5.01 or 5.02, and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. The First National Bank of Boston agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof) promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens which it is required to discharge pursuant to Section 8(h) of the Participation Agreement and otherwise comply with the terms of said Section binding on it.

            SECTION 5.05. Satisfaction of Conditions Precedent. Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 3.01 hereof upon the satisfaction, to the satisfaction of special counsel for the Owner Trustee, of all the applicable conditions precedent specified in Section 3.02 hereof and in Section 4 of the Participation Agreement.

            SECTION 5.06. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not have any power, right or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly provided in written instructions from a Majority in Interest of Owner Participants pursuant to Section 5.01 or 5.02 hereof.

                                   ARTICLE VI


                               THE OWNER TRUSTEE

            SECTION 6.01. Acceptance of Trusts and Duties. The First National Bank of Boston accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. The First National Bank of Boston shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of Section 5.04 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to disburse funds and (d) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section 6.03 hereof, in Section 6.03 of the Trust Indenture, in Section 4 of the Lease or in Section 8(c), 8(d) and 8(v) of the Participation Agreement.

            SECTION 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Section 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor The First National Bank of Boston shall have any duty (i) to see

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to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that The First National Bank of Boston, in its individual capacity, shall comply with the reporting requirements set forth in 14 C.F.R. Section 47.45 or any successor provision and the Owner Trustee shall, to the extent that information for that purpose is supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish each Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction,
(ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to each Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to
Section 11(c) of the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, except as provided in Section 8 of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and each of the Owner Participants, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document.

            SECTION 6.03. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR THE FIRST NATIONAL BANK OF BOSTON MAKES OR SHALL BE DEEMED TO HAVE MADE (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that The First National Bank of Boston in its individual capacity warrants that on the Delivery Date the Owner Trustee shall have received whatever title was conveyed to it by Lessee and that the Aircraft shall during the Lease Term be free of Lessor Liens attributable to it, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein as a representation by The First National Bank of Boston in its individual capacity or by the Owner Trustee and except that The First National Bank of Boston in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Original Owner Participant of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be.

            SECTION 6.04. No Segregation of Monies Required; No Interest. Except as provided in Section 22 of the Lease, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

            SECTION 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participants or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the chairman of the board, the president or any vice president or a managing director and in the name of any such Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the Secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the Chairman of the Board, the President or any Vice President or a managing director of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled person appointed by it with due care hereunder.

            SECTION 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, subject to the terms of the Participation Agreement and the Trust Indenture, all persons, other than the Owner Participants, as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

            SECTION 6.07.  Fees; Compensation.  Except as provided in Section
5.03 or 7.01 hereof, the Owner Trustee agrees that it shall have no right against the Owner

Participants or (subject to the provisions of the Trust Indenture) the Trust Estate for any fee as compensation for its services hereunder; provided, however, that the Owner Trustee shall have a lien upon the Trust Estate (subject, however, to the lien of the Trust Indenture) for any such fee not paid by Lessee as contemplated by the last paragraph of Section 7(c) of the Participation Agreement.

            SECTION 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Participants shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participants. The Owner Trustee shall be responsible for causing to be prepared, at the request of a Majority in Interest of Owner Participants, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. Each Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from any such Owner Participant in connection with the preparation of such income tax returns.

                                  ARTICLE VII


             INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANTS

            SECTION 7.01.  Owner Participants to Indemnify Owner Trustee.
The Owner Participants hereby severally agree, each in proportion to its Ownership Interest, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless The First National Bank of Boston in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by The First National Bank of Boston in its individual capacity on or measured by any compensation received by The First National Bank of Boston in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of the Owner Trustee, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against The First National Bank of Boston in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or The First National Bank of Boston in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or The First National Bank of Boston in its individual capacity in the performance or non-performance of its duties hereunder or (b) those resulting from the inaccuracy of any representation or warranty of the Owner Trustee or The First National Bank of Boston in its individual capacity (or from the failure of the Owner Trustee or The First National Bank of Boston in its individual capacity to perform any covenant) in Section 6.03 hereof, in Section 6.03 of the Trust Indenture or, with respect to representations or warranties of The First National Bank of Boston in its individual capacity only, in Section 4 of the Lease, in Section 8(c), Section 8(d) or Section 8(v) of the Participation Agreement or in any of the other Operative Documents or (c) as may result from a breach by The First National Bank of Boston in its individual capacity of its covenants in the last sentence of Section 5.04 hereof or (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or The First National Bank of Boston in its individual capacity in the disbursement of funds. The indemnities contained in this Section 7.01 extend to The First National Bank of Boston only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that The First National Bank of Boston in its individual capacity has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this Section 7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, The First National Bank of Boston in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participants or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same The First National Bank of Boston in its individual capacity shall have a Lien on the Trust Estate, subject to the Lien of the Trust Indenture, which shall be prior to any interest therein of the Owner Participants. The payor of any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                  ARTICLE VIII


                  TRANSFER OF AN OWNER PARTICIPANT'S INTEREST

            SECTION 8.01. Transfer of Interests. All provisions of Section 8(n) of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement. If there is more than one Owner Participant, no assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Participation Agreement, this Trust Agreement or the Trust Estate shall be valid unless each other Owner Participant's prior written consent is given to such assignment, conveyance or other transfer.

                                   ARTICLE IX


                     SUCCESSOR OWNER TRUSTEES:  CO-TRUSTEES

            SECTION 9.01. Resignation of Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to Section 8(c) of the Participation Agreement and (ii) may resign at any time without cause by giving at least 60 days' prior written notice to each Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, a Majority in Interest of Owner Participants may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, all other Owner Participants, the Indenture Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, a Majority in Interest of Owner Participants may appoint a successor Owner Trustee by an instrument signed by such Owner Participants. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, any Owner Participant, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

            (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

            (c) Qualification. Any successor Owner Trustee, however appointed, shall be a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

            (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

            SECTION 9.02. Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participants or the Owner Trustee, or the Owner Trustee shall have been directed to do so by a Majority in Interest of Owner Participants, the Owner Trustee and each Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act) approved by the Owner Trustee and a Majority in Interest of Owner Participants, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event the Owner Participants shall not have joined in the execution of such agreements supplemental hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or in case a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participants; and the Owner Participants hereby appoint the Owner Trustee their agent and attorney-in-fact to act for them under the foregoing provisions of this Section 9.02 in either of such contingencies.

            Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

           (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

           (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed

      (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

           (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

           (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

           (E) a Majority in Interest of Owner Participants, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participants shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participants; and the Owner Participants hereby appoint the Owner Trustee their agent and attorney-in-fact for them in such connection in such contingency; and

           (F) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the holders of the Secured Certificates in the Trust Indenture Estate.

                                   ARTICLE X


                           SUPPLEMENTS AND AMENDMENTS
                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

            SECTION 10.01. Supplements and Amendments. (a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and a Majority in Interest of Owner Participants. Subject to Section 10.02 hereof and
Section 10(B) of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which the Owner Trustee is a party which it is requested to execute by a Majority in Interest of Owner Participants, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained; and provided that, without the prior written consent of each Owner Participant: (i) no such supplement, amendment or modification shall (A) modify any of the provisions of this Section 10.01, the definition of "Majority in Interest of Owner Participants" in Section 1.01 hereof or Article IV hereof, (B) reduce, modify or amend any indemnities in favor of any Owner Participant as set forth in Section 7 of the Participation Agreement or in the Tax Indemnity

Agreement, (C) reduce the amount or extend the time of payment of Basic Rent, Supplemental Rent, Termination Value or Stipulated Loss Value for the Aircraft as set forth in the Lease and (ii) no such supplement, amendment or modification shall require any Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of any Owner Participant with respect to any agreement or obligation.

            (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered by the Owner Trustee to the Indenture Trustee and each holder of a Secured Certificate.

            SECTION 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of
Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

            SECTION 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

            SECTION 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section
10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to each Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

            SECTION 10.05. No Request Needed as to Lease Supplement and Trust Supplement. No written request pursuant to Section 10.01 hereof shall be required to enable the Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and
Section 3.01 hereof and the Trust Supplement pursuant to the terms of the Trust Indenture and Section 3.01 hereof.

                                   ARTICLE XI

                                 MISCELLANEOUS

            SECTION 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to Section 10.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 11.02. Owner Participants Have No Legal Title in Trust Estate. The Owner Participants shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participants to an accounting or to the transfer of legal title to any part of the Trust Estate.

            SECTION 11.03. Assignment, Sale, etc. of Aircraft. Any assignment, sale, transfer or other conveyance of its interest in the Aircraft by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participants and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participants in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

            SECTION 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 8(n) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Article IX hereof, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participants any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participants.

            SECTION 11.05. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid Telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 11.05(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this
Section 11.05(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, TWX or telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee or the

Owner Participant, to the respective addresses set forth below the signatures of such parties on the signature page of the Participation Agreement, or (B) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the secured certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

     (b) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Trust Agreement, the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Participation Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

            SECTION 11.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 11.07. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 11.08. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 11.09. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participants, their successors and, to the extent permitted by Article VIII hereof, their assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any Ownership Interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

            SECTION 11.10. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 11.11. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of New York, including all matters of construction, validity and performance. This Trust Agreement has been delivered in the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    [Owner Participant]




                                    BY ________________________________
                                    Title:

                                    THE FIRST NATIONAL BANK OF BOSTON




                                    By ________________________________
                                    Title:

[Document 2.09]

                    TRUST AGREEMENT AND INDENTURE SUPPLEMENT

                                  [NW 1990 A]

            This TRUST AGREEMENT AND INDENTURE SUPPLEMENT [NW 1990 A], dated August 23, 1990 (herein called the "Trust Supplement") of THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee"), under the Trust Agreement [NW 1990 A], dated as of August 23, 1990 (herein called the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein.

                                  WITNESSETH:

            WHEREAS, the Trust Agreement provides for the execution and delivery of one or more Supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft and any Replacement Airframe or Replacement Engine included in the property covered by the Trust Agreement.

            WHEREAS, the Trust Indenture and Security Agreement [NW 1990 A], dated as of August 23, 1990 (herein called the "Indenture"), between the Owner Trustee and The Connecticut Bank and Trust Company, National Association, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

            WHEREAS, the Indenture relates to the Airframe and Engines described below, and a counterpart of the Indenture is attached hereto and made a part hereof and this Trust Agreement and Indenture Supplement, together with such counterpart of the Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

            NOW, THEREFORE, This Supplement Witnesseth, that, to secure the prompt payment of the Original Amount of, premium, if any, and interest on, and all other amounts due with respect to, all Secured Certificates from time to time outstanding under the Indenture and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in the Indenture and in the Participation Agreement for the benefit of the Indenture Trustee, the Loan Participants and the holders of the Secured Certificates and in the Secured Certificates contained, and the prompt payment of all amounts from time to time owing under the Participation Agreement to the Loan Participants and/or the holders of the

Secured Certificates, and for the uses and purposes and subject to the terms and provisions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture, and of the acceptance of the Secured Certificates by the holders thereof, and of the sum of $1.00 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged; the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Loan Participants and the holders from time to time of the Secured Certificates, upon the trusts created by the Indenture, all right, title and interest of the Owner Trustee in, to and under the following described property:

                                    AIRFRAME

      One airframe identified as follows:

                                                FAA
                                              Registration  Manufacturer's
      Manufacturer        Model                Number       Serial Number
      ------------------  ------------------  ------------  --------------

      The Boeing Company  747-451                N669US          _____


together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time thereto belonging, in which the Owner Trustee has an interest and installed in or appurtenant to said aircraft.

                                AIRCRAFT ENGINES

     Four aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:

                                                      Manufacturer's
                            Manufacturer     Model    Serial Number
            -------------------------------  -------  --------------
            United Technologies Corporation  PW 4056    P71____
            Pratt & Whitney Aircraft Group
            United Technologies Corporation  PW 4056    P71____
            Pratt & Whitney Aircraft Group



                                                      Manufacturer's
                            Manufacturer     Model    Serial Number
            -------------------------------  -------  --------------
            United Technologies Corporation  PW 4056    P71____
            Pratt & Whitney Aircraft Group



United Technologies Corporation  PW 4056    P71____
Pratt & Whitney Aircraft Group

together with all equipment and accessories thereto belonging, by whomsoever manufactured, in which the Owner Trustee has an interest and installed in or appurtenant to said aircraft engines.

            Together with all substitutions, replacements and renewals of the property above described, and all property which shall hereafter become physically attached to or incorporated in the property above described, whether the Owner Trustee now has or shall hereafter acquire an interest therein.

            As further security for the obligations referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Loan Participants and of the holders from time to time of the Secured Certificates, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under Lease Supplement No. 1 of even date (other than Excluded Payments, if any) covering the property described above.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Loan Participants and the holders from time to time of the Secured Certificates for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

            This Supplement shall be construed as supplemental to the Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

            This Supplement is being delivered in the State of New York.

            AND, FURTHER, the Owner Trustee hereby acknowledges that the delivered Aircraft referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Indenture.

            IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    not in its Individual Capacity
                                    but Solely as Owner Trustee,
                                    Owner Trustee,




                                    By: _______________________________
                                    Title: